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                                                                    EXHIBIT (11)
                           SONOCO PRODUCTS COMPANY
                COMPUTATION OF EARNINGS PER SHARE (unaudited)
                   (Dollars in thousands, except per share)




                                                          Three Months Ended                  Nine Months Ended
                                                      ------------------------------     -----------------------------
                                                        October 1,       October 2,        October 1,      October 2,
                                                          1995             1994              1995             1994
                                                      -------------    -------------     ------------    -------------
Primary earnings
----------------

Net income available to common shareholders           $      38,699    $      30,568     $    116,467    $      87,621
                                                      =============    =============     ============    =============

Weighted average number of common shares
   outstanding                                           91,148,586       91,454,472       91,148,586       91,454,472

Assuming exercise of options reduced by the
  number of shares which could have been
  purchased (at average price) with proceeds
  from exercise of such options                           2,155,951          916,006        1,740,709          929,872
                                                      -------------    -------------     ------------    -------------

Weighted average number of common shares
  outstanding as adjusted                                93,304,537       92,370,478       92,889,295       92,384,344
                                                      =============    =============     ============    =============

Primary earnings per common share                     $        0.41    $        0.33     $       1.25    $        0.95
                                                      =============    =============     ============    =============


Assuming full dilution
----------------------

Net income available to common shareholders           $      38,699    $      30,568     $    116,467    $      87,621

Elimination of preferred dividends                            1,941            1,941            5,823            5,823
                                                      -------------    -------------     ------------    -------------

Fully diluted net income                              $      40,640    $      32,509     $    122,290    $      93,444
                                                      =============    =============     ============    =============

Weighted average number of common shares
   outstanding                                           91,148,586       91,454,472       91,148,586       91,454,472

Assuming exercise of options reduced by the
  number of shares which could have been
  purchased (at the higher of end-of-period
  price or average) with proceeds from
  exercise of such options                                2,342,663        1,120,563        2,342,663        1,120,637

Assuming conversion of preferred stock                    7,155,300        7,155,300        7,155,300        7,155,300
                                                      -------------    -------------     ------------    -------------
Weighted average number of common shares
  outstanding as adjusted
                                                        100,646,549       99,730,335      100,646,549       99,730,409
                                                      =============    =============     ============    =============

Earnings per common share assuming
  full dilution                                       $        0.41    $        0.33     $       1.22    $        0.94
                                                      =============    =============     ============    =============


Shares outstanding and per share data have been restated to reflect the 5% common stock dividend on June 9, 1995.